CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of our reports dated April 28, 2006 and April 19, 2006, relating to the financial statements of TIAA-CREF Life Separate Account VA-1 and TIAA-CREF Life Insurance Company, respectively, which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

April 28, 2006